Listing Report:Supplement No. 173 dated Feb 19, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 431881
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,800.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	20.50%	Starting borrower rate/APR:	21.50% / 23.76%	Starting monthly payment:	$295.87

Auction yield range:	8.05% - 20.50%	Estimated loss impact:	8.48%
Lender servicing fee:	1.00%	Estimated return:	12.02%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1999	Debt/Income ratio:	36%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	14 / 13	Length of status:	7y 10m
Credit score:	700-719 (Feb-2010)	Total credit lines:	27	Occupation:	Architect
Now delinquent:	0	Revolving credit balance:	$26,875	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	87%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	abraxas1	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	19 ( 100% )	700-719 (Latest)
Principal borrowed:	$7,000.00	< mo. late:	0 ( 0% )	680-699 (Apr-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Getting rid of the credit cards one
Purpose of loan: I have successfully paid off my prior prosper loan, which had a rate of 13.8%, 18 months ahead of time. This loan will be used to pay off a high interest credit card from Citibank who just raised my interest rate prior to the new credit regulations and will not reduce my interest rate despite years of ontime payments and a good credit score. The card currently has a minimum payment of $260/month which will take 26yrs to pay off at the current rate. We are about to have a second child and I would like to know that we will be able to reduce our monthly debt load or at least know that we will not be stuck with these payments forever.
My financial situation: I am a good candidate for this loan because I have been employed in a stable job with a good salary for years now. We have money saved for emergencies and I also contribute to a 401K loan which is available if necessary.
Monthly net income: $ 7200
Monthly expenses: Housing: $?2575,??Car Insurance: $ 250??Car loans (2): $ 700,??Utilities: $?380??Home phone, cable, internet and wireless family plan: $230??Groceries: $300??Credit cards and other loans: $ 1507, Gasoline $400, Insurance $238
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 445739
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	4.66%	Starting borrower rate/APR:	5.66% / 6.00%	Starting monthly payment:	$30.27

Auction yield range:	3.05% - 4.66%	Estimated loss impact:	0.59%
Lender servicing fee:	1.00%	Estimated return:	4.07%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2000	Debt/Income ratio:	Not calculated
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Not employed
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	6y 2m
Credit score:	780-799 (Feb-2010)	Total credit lines:	26	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$328
Amount delinquent:	$0	Bankcard utilization:	4%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	fathersjoyministries	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
No Info Available
Sorry, no information available for this listing.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447051
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$280.46

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1996	Debt/Income ratio:	14%
Basic (1-10):	4	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	10 / 10	Length of status:	2y 5m
Credit score:	640-659 (Feb-2010)	Total credit lines:	26	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$5,347	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	77%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	8
Screen name:	FestivasPole	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Reduce my monthly payments
Purpose of loan:
This loan will be used to pay off several credit card balances currently at up to 19% APR with a more manageable fixed monthly payment.

My financial situation:
We bought our first home in August of 09, with 20% down and a 5.25% interest rate.? Following, we assumed some additional debt in upgrading the home, and with the many costs associated with such a lifestyle change we find ourselves with less money left over at the end of the month after paying all of our credit card bills.? I am gainfully employed and have made increasingly more income every year that I have been in my current position (approaching 8 years.) You will be happy you made the decision to lend.

Monthly net income: $ $7400

Monthly expenses: $
??Housing: $ 2270
??Insurance: $ 231
??Car expenses: $ 500
??Utilities: $ 400
??Phone, cable, internet: $ 120
??Food, entertainment: $ 400
??Clothing, household expenses $ varies
??Credit cards and other loans: $ 1500
??Other expenses: $ 350
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447069
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,200.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	6.05%	Starting borrower rate/APR:	7.05% / 9.12%	Starting monthly payment:	$98.88

Auction yield range:	6.05% - 6.05%	Estimated loss impact:	5.08%
Lender servicing fee:	1.00%	Estimated return:	0.97%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2001	Debt/Income ratio:	16%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	0y 4m
Credit score:	760-779 (Feb-2010)	Total credit lines:	9	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$383	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	8%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	CNK1281	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 100% )	760-779 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	740-759 (Apr-2008)
Principal balance:	$1,305.44	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
Surgery Loan
Purpose of loan:
This loan will be used to? pay for corrective/cosmetic surgery; my insurance will pay for 1/3 of the rhinoplasty. I have to schedule this surgery in March so my fiancee' can take off a week to watch over my recovery.

My financial situation:
I am a good candidate for this loan because.... I own a small but brand new home with my finacee so I just received my 8k tax credit, I have prior loan with Prosper that is up to date with payments; I have great credit scores with the top 3 reporters; I have a new job with a higher salary and I received a 5% raise my first month; I work in insurance so my field is not in jeopardy; I have no dependents; and I have a low credit card balance ($200 on a $2500 limit). I have money saved in the bank but I use that for stocks and savings and I don't want to interrupt my savings accounts for this. I used Prosper for a loan right out of college and I enjoyed helping people rather than an institution so I wanted to use it for my second loan as well.

We split the household bills; my monthly income is $2550.00
Mortgage- $525.00
Water- $55.00
Electric- $65.00
Cable/Internet/Phone- $65.00
Cell- $85.00
My car- $225.00
Credit card- $50.00
Groceries- $200.00
Prosper- $165.00
Car insurance is paid yearly ($800.00 for my car)

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447075
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$596.40

Auction yield range:	17.05% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2000	Debt/Income ratio:	46%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	25 / 23	Length of status:	3y 1m
Credit score:	720-739 (Feb-2010)	Total credit lines:	42	Occupation:	Engineer - Mechanic...
Now delinquent:	0	Revolving credit balance:	$19,340	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	66%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	payment-guaranteed	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Hope to be debt free!
This loan will be used to consolidate our remaining credit card debt. After our tax refund we will have approximately $15,000 remaining.? My wife and I spent a lot of money on our wedding and we are working very hard to pay the rest of it off. I have a bachelors degree in engineering and my wife has a masters in psychology. Convenience is the main factor behind this loan. One automatic payment instead of multiple due on different dates will remove some stress from our lives. We are starting to plan for children and want all of our debt paid off before we try. We plan to pay this debt off in under the 3 year standard Prosper term because we want kids sooner than later. If I were allowed to lend on Prosper (I live in Texas, I can't), We would be the borrowers that I would want to lend to. We are not late/delinquent on any of our debts, and we plan to keep it that way.
Thank you for considering us.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447105
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1994	Debt/Income ratio:	30%
Basic (1-10):	2	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	14 / 15	Length of status:	4y 5m
Credit score:	620-639 (Feb-2010)	Total credit lines:	64	Occupation:	Accountant/CPA
Now delinquent:	16	Revolving credit balance:	$560	Stated income:	$25,000-$49,999
Amount delinquent:	$29,876	Bankcard utilization:	186%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	55
Screen name:	3kidsmom	Borrower's state:	NorthCarolina	Borrower's group:	FUTURE FINANCIAL FREEDOM 1
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	34 ( 94% )	620-639 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	2 ( 6% )	640-659 (Oct-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	36
Description
Braces for daughter's teeth
Purpose of loan:
This loan will be used to help?put braces on my daughter's teeth.? She is 11 and I have dental insurance but?they will not cover all of the costs.?

My financial situation:
I am a good candidate for this loan because I have had a Prosper loan before and have paid it off in good standing.?

Monthly net income: $ 2500

Monthly expenses: $?? Shared with husband
??Housing: $?500
??Insurance: $?50
??Car expenses: $
??Utilities: $ 180
??Phone, cable, internet: $ 85
??Food, entertainment: $ 100
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447111
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1978	Debt/Income ratio:	77%
Basic (1-10):	1	Inquiries last 6m:	4	Employment status:	Retired
Enhanced (1-5):	2	Current / open credit lines:	9 / 7	Length of status:	10y 8m
Credit score:	740-759 (Feb-2010)	Total credit lines:	28	Stated income:	$25,000-$49,999
Now delinquent:	1	Revolving credit balance:	$17,064
Amount delinquent:	$2,422	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	diligent-cash1	Borrower's state:	NewHampshire	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay taxes
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447135
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1988	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	1	Inquiries last 6m:	2	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	3 / 4	Length of status:	1y 6m
Credit score:	640-659 (Feb-2010)	Total credit lines:	37	Occupation:	Sales - Retail
Now delinquent:	1	Revolving credit balance:	$980	Stated income:	$1-$24,999
Amount delinquent:	$5,858	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 2	Homeownership:	Yes
Delinquencies in last 7y:	36
Screen name:	RLG41	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Inventory for the Spring Season
Purpose of loan:
This loan will be used to purchase inventory for a new retail store that is being relocated from McRae, a smaller town south of Eastman, to Eastman, my hometown.? The Inventory will consist of retail items to include gift, baby, home decor.? All gift items will retail for $ 20 or less.? Therefore, I will be able to completely fill the new store with merchandise and sales should be steady since the price point is great for these economic times.

My financial situation:
I am a good candidate for this loan because I have owned a?successful retail store back in?2002.? I closed the store due to taking a CFO position?with a large company.? However, I suffered an employment loss in 2007 about the beginning of the nation's economic crisis.? It has taken me 3-years to get back on my feet and begin a new vision for my?career.? I had to liquidate all of my assets in order to survive.? I've learned to live meager and budget?much better for both personal and business.? I feel I am a much wiser individual having gone through a financial crisis.? ?

Monthly net income: $ 1,700

Monthly expenses: $ 1,100
??Housing: $ 887
??Insurance: $ included w/ mortgage payment
??Car expenses: $ 0
??Utilities: $ 100 - paid by my mother who lives with me as part of her rent
??Phone, cable, internet: $ 100 - paid by my? mother who lives with me as part of her rent
??Food, entertainment: $ 100
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 100
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447141
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	28.00%	Starting borrower rate/APR:	29.00% / 31.36%	Starting monthly payment:	$83.81

Auction yield range:	11.05% - 28.00%	Estimated loss impact:	10.70%
Lender servicing fee:	1.00%	Estimated return:	17.30%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1999	Debt/Income ratio:	38%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	10 / 9	Length of status:	8y 4m
Credit score:	640-659 (Feb-2010)	Total credit lines:	25	Occupation:	Administrative Assi...
Now delinquent:	1	Revolving credit balance:	$1,183	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	3
Screen name:	Jumper26	Borrower's state:	California	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 4	On-time:	53 ( 85% )	640-659 (Latest)
Principal borrowed:	$22,550.00	< mo. late:	9 ( 15% )	560-579 (Jan-2008) 560-579 (Dec-2007) 600-619 (May-2007) 660-679 (Oct-2006)
Principal balance:	$2,409.61	1+ mo. late:	0 ( 0% )
Total payments billed:	62
Description
Pay Off Some Small Overdue Bills
Purpose of loan:
This loan will be used to pay off some overdue bills that aquirred while I was out on maternity leave.

My financial situation:
I am a good candidate for this loan because I have always paid my bills till the last several weeks while I was out on maternity leave.? I'm currently back at work but I just recieved my first paycheck and it was only for $400.? These are my over due bills:

Daycare??$????? 750
Car payment??$????? 442.06
Utilities??$??????400
Phone/Cable??$???????100

This loan will be paid off in 6 months!!!!!!!

Monthly expenses:??
??Car expenses: $?600
??Utilities: $ 400
??Phone, cable, internet: $ 150
??Credit cards and other loans: $ 700
??Daycare: $ 1000
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447185
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$596.40

Auction yield range:	17.05% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1995	Debt/Income ratio:	25%
Basic (1-10):	4	Inquiries last 6m:	5	Employment status:	Retired
Enhanced (1-5):	2	Current / open credit lines:	7 / 6	Length of status:	11y 9m
Credit score:	720-739 (Feb-2010)	Total credit lines:	22	Stated income:	$50,000-$74,999
Now delinquent:	0	Revolving credit balance:	$32,424
Amount delinquent:	$0	Bankcard utilization:	51%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	affluence-spectacle3	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Upgrading Landscaping / Exterior
Purpose of loan:
This loan will be used to?? Replacing plants, trees and equipment from last freeze ( late January) - Lost 85% of landscaping and pool equipment. Never thought that Florida ( Orlando ) got so cold !

My financial situation:
I am a good candidate for this loan because? I am financially responsible, This home is our 2nd home and we were here for the freeze that affected our property. But, glad to be here rather than home in Pittsburgh.? Damage there as well.? I have been checking banks rates?and looking at the credit cards but feel I would rather go this route and be done in 36 months, as opposed to paying perpetual interest to the Credit Card Companies.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447191
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	27.39%	Starting borrower rate/APR:	28.39% / 30.74%	Starting monthly payment:	$291.02

Auction yield range:	11.05% - 27.39%	Estimated loss impact:	10.68%
Lender servicing fee:	1.00%	Estimated return:	16.71%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1984	Debt/Income ratio:	19%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	11 / 9	Length of status:	9y 1m
Credit score:	700-719 (Feb-2010)	Total credit lines:	34	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$6,814	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	83%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	16
Screen name:	RnGo	Borrower's state:	Utah	Borrower's group:	Small Business & Self Employed
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	28 ( 97% )	700-719 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	1 ( 3% )	640-659 (May-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	29
Description
Consolidating Credit Cards
Purpose of loan:?
This loan would be used to pay off my current credit card balances.? With the banks lowering credit limits and raising interest rates I would like to opt out of this situation.
IMy financial situation:
I have worked at the same job for the last?10 years.? I make a good living and enjoy my work.? My job is stable and secure.? I don't have a lot of outstanding obligations.? I really appreciate your consideration for this loan.
Monthly net income: $3800.00
Monthly expenses: $
??Housing: $1250.00?
??Insurance: $100.00
??Car expenses: $ 30.00
??Utilities: $150.00
??Phone, cable, internet: $150.00
??Food, entertainment: $300.00
??Clothing, household expenses $150.00
??Credit cards and other loans: $188.00
??Other expenses: $16.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447215
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.99%	Starting borrower rate/APR:	12.99% / 15.13%	Starting monthly payment:	$336.89

Auction yield range:	11.05% - 11.99%	Estimated loss impact:	10.26%
Lender servicing fee:	1.00%	Estimated return:	1.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1992	Debt/Income ratio:	8%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 6	Length of status:	4y 1m
Credit score:	740-759 (Feb-2010)	Total credit lines:	34	Occupation:	Car Dealer
Now delinquent:	0	Revolving credit balance:	$24,800	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	69%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Zdog95	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating Hight Interest Debt
Purpose of Loan:
The proceeds of this loan will be used to pay off higher interest credit cards and other unsecured debt. I've had traditional loans in the past, but since I'm already a lender on Prosper I thought I'd see if others in the Prosper community will return the favor with a good interest rate loan. Thanks!

Why am I Rated a "D" From Prosper?
I HAVE NO IDEA! I'VE GOT PERFECT CREDIT AND I'VE NEVER NOT PAID ANY CREDITOR IN MY LIFE!!

My financial situation is?
EXCELLENT! I have a great credit score and perfect repayment history!

I am a good candidate for this loan because?
I make good money; I've never missed a payment on any bill EVER in my life. I am currently a lender on Prosper and I've been burned from borrowers so I know how that feels. That WILL NOT happen on this loan. You WILL be repaid!

HAPPY BIDDING!!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447229
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$407.12

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1986	Debt/Income ratio:	38%
Basic (1-10):	1	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	8 / 8	Length of status:	22y 6m
Credit score:	680-699 (Jan-2010)	Total credit lines:	47	Occupation:	Teacher
Now delinquent:	3	Revolving credit balance:	$17,334	Stated income:	$50,000-$74,999
Amount delinquent:	$14,916	Bankcard utilization:	86%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	22
Screen name:	self-reliant-listing589	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off outstanding loans into one
Purpose of loan:
This loan will be used to?pay off outstanding debts into one?

My financial situation:
I am a good candidate for this loan because?
I only need to borrow the money until June when the sale of our land in finalized and I get money back to pay back the loan.
Monthly net income: $ 3422

Monthly expenses: $
??Housing: $ 931
??Insurance: $ 130
??Car expenses: $ 425
??Utilities: $ 400
??Phone, cable, internet: $ 93
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 250
??Other expenses: $ 150
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447233
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$11,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	16.62%	Starting borrower rate/APR:	17.62% / 19.82%	Starting monthly payment:	$395.58

Auction yield range:	14.05% - 16.62%	Estimated loss impact:	15.43%
Lender servicing fee:	1.00%	Estimated return:	1.19%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2007	Debt/Income ratio:	28%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	5 / 5	Length of status:	2y 1m
Credit score:	620-639 (Feb-2010)	Total credit lines:	10	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$5,297	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	70%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	hoyboyfoshow	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 100% )	620-639 (Latest)
Principal borrowed:	$7,000.00	< mo. late:	0 ( 0% )	640-659 (Jun-2008) 660-679 (Apr-2008) 600-619 (Jan-2008)
Principal balance:	$3,548.25	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Need Loan For My Carshow Car
Purpose of loan:
This loan will be used to? To put parts in to my show car

My financial situation:
I am a good candidate for this loan because? i work at at&t i just started my credit score is bad because i am 20 i have to also pay of 4 thousand of my car loan with this loan and the other part is goin into parts for it then i will pay more than half this yr

Monthly net income: $ 5000

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $?0
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 0
??Clothing, household expenses $ 0
??Credit cards and other loans: $?0
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447239
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$743.27

Auction yield range:	17.05% - 19.00%	Estimated loss impact:	35.56%
Lender servicing fee:	1.00%	Estimated return:	-16.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2001	Debt/Income ratio:	76%
Basic (1-10):	1	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	9 / 7	Length of status:	6y 6m
Credit score:	640-659 (Feb-2010)	Total credit lines:	16	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$10,935	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	89%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	pound-fox3	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?
Consolidate my credit card debt in order for me to be able to become debt free in a timely fashion ????
My financial situation:
I am a good candidate for this loan because?
I am a responsible and gainfully employed individual who makes all monthly payments on time. I need some assistance with consolidation since I have several high interest rate credit cards.
Monthly net income: $ 2200.00

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 125
??Car expenses: $ 90
??Utilities: $ 0
??Phone, cable, internet: $ 90
??Food, entertainment: $ 100
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 900
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447241
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,950.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	17.05%	Starting borrower rate/APR:	18.05% / 20.26%	Starting monthly payment:	$215.26

Auction yield range:	17.05% - 17.05%	Estimated loss impact:	25.94%
Lender servicing fee:	1.00%	Estimated return:	-8.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1987	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	2	Inquiries last 6m:	3	Employment status:	Self-employed
Enhanced (1-5):	1	Current / open credit lines:	4 / 4	Length of status:	1y 5m
Credit score:	680-699 (Feb-2010)	Total credit lines:	13	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$107,551	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	90%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	priceless-fund0	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Helping the elderly to walk
This is a start-up medical device company based around helping senior citizens and baby boomers with their joint pain. According to Experian, my credit score is 750 so I am not sure what is up with Prosper's score. My first product, a patent pending product for the knees, is an extremely comfortable combination of a baby-blanket-soft wrap that wraps around the patients knee, and a cover which secures the wrap to the patients knee and acts as a brace. The supports are so comfortable that you can wear them all day for days at a time--even while sleeping. I have physical therapists treating their patients with my knee brace and will be approaching Orthopedic Surgeons to get their support. The knee support has already helped many seniors to avoid knee replacement surgery and regular surgery, helped other seniors to endure less pain after surgery, allowed a senior to walk after a stroke, allowed 2 marines to continue duties/training, helped multiple sports enthusiasts to continue training, and etc. I have a manufacturer in the USA that is producing them for me but I need the funds from this loan to purchase more inventory. My next patent pending product is an extremely comfortable lower back support belt that can also be comfortably worn while sleeping. I have a furniture mover, 2 marines, receptionists, etc. using this belt with incredible pain relief results. Many other helpful products are in various stages of development. The business outlook is extra-ordinary for joint support products, especially, with baby boomers getting older and having more joint pain. Thank You in advance for your support.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447245
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.39%	Starting borrower rate/APR:	27.39% / 29.73%	Starting monthly payment:	$123.10

Auction yield range:	11.05% - 26.39%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2004	Debt/Income ratio:	51%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	14 / 13	Length of status:	7y 3m
Credit score:	640-659 (Feb-2010)	Total credit lines:	27	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$13,479	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	92%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	commitment-puppy	Borrower's state:	Arkansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off payday & small loans
Within this year, my wife & I have suffered a major tragedy.? We lost our firstborn child due to stillbirth.? Because of this, I am trying to help my wife take added stress and pressure off of her by paying off some of her financial debt.? I am financially responsible and do not believe in paying my bills late.? I make a good salary which would enable me to also make the payments of this loan as well as other household expenses. I would also be able to responsibly pay this loan off without any problems.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447257
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$904.72

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1982	Debt/Income ratio:	27%
Basic (1-10):	3	Inquiries last 6m:	7	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	8 / 8	Length of status:	25y 6m
Credit score:	720-739 (Feb-2010)	Total credit lines:	12	Occupation:	Engineer - Electric...
Now delinquent:	0	Revolving credit balance:	$4,303	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	10%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	intrepid-income4	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Expansion
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because? I am in business for over 26 years. My company is growing as there is a great demand for the service we offering. We are providing light for shooting movies and commercials. Please feel free to contact me at any time. Thank you for your interest.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447259
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,400.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$153.80

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2006	Debt/Income ratio:	21%
Basic (1-10):	4	Inquiries last 6m:	6	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	7 / 5	Length of status:	1y 3m
Credit score:	680-699 (Feb-2010)	Total credit lines:	8	Occupation:	Realtor
Now delinquent:	0	Revolving credit balance:	$1,213	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	19%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	blooming-basis4	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Capital Needed for Growing Business
I am seeking capital to expand the small business that me & my brother Jonathan operate. Me & my brother are both very ambitious, hard working & focused. Our goal is to be millionaires by the time we are 30. We hope to one day own multiple business that create jobs in our community The name of the business is Essence of Design, which currently operates as a web development, graphic design & internet marketing firm. This firm is currently busy & profitable but we need some additional funding to take things to the next level & really start to accomplish our dreams. We are going to use these funds to expand & launch several other related business ventures. This loan will serve as our 'first round' of capital it will cover some of the start up costs, legal & some marketing. Business plan, executive summary & financial projections for our business are avaliable upon request. Currently, I'm a sales professional and work full time as a leasing agent for a high end appartment community. I work part time as on our business, Jonathan works full time on it. I'm not planning on quiting my 'day job' until my entreprenurial endeavors have completely replaced my current income. My monthly income is approximately $2200, sometimes more depending upon my sales commission.My monthly bills & obligations are minimal, I have no kids or family expenses. My monthly rent+utilities are $560My car payment is $300My cell phone is $100Misc living expenses $400
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447263
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.39%	Starting borrower rate/APR:	9.39% / 11.49%	Starting monthly payment:	$127.93

Auction yield range:	4.05% - 8.39%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-2004	Debt/Income ratio:	16%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	12 / 12	Length of status:	4y 7m
Credit score:	740-759 (Feb-2010)	Total credit lines:	20	Occupation:	Food Service Manage...
Now delinquent:	0	Revolving credit balance:	$1,982	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	13%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	djfireball	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	18 ( 100% )	740-759 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	640-659 (Jun-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
Wedding Money
Purpose of loan:
This Loan will be used to finance our wedding coming up July 25 2010.

My financial situation:
I am a good candidate for this loan because i work full-time and i am a non-traditional student at central Washington university. I own a House, a car and have a beautiful 14 month old daughter. We would like to be able to have a nice wedding and some time to pay it off. This is my second listing and my first was paid off early.

Monthly net income: $ 3200.

Monthly expenses: $
??Housing: $ 910
??Insurance: $ 90
??Car expenses: $380
??Utilities: $40
??Phone, cable, internet: $130
??Food, entertainment: $ 300
??Clothing, household expenses $ 30
??Credit cards and other loans: $ 0
??Other expenses: none
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447265
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.39%	Starting borrower rate/APR:	10.39% / 12.50%	Starting monthly payment:	$340.73

Auction yield range:	4.05% - 9.39%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1994	Debt/Income ratio:	24%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	25 / 24	Length of status:	16y 3m
Credit score:	740-759 (Jan-2010)	Total credit lines:	53	Occupation:	Professor
Now delinquent:	0	Revolving credit balance:	$51,455	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	60%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	global2007	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	32 ( 100% )	740-759 (Latest)
Principal borrowed:	$6,001.00	< mo. late:	0 ( 0% )	720-739 (Nov-2007) 760-779 (May-2007)
Principal balance:	$747.22	1+ mo. late:	0 ( 0% )
Total payments billed:	32
Description
Debt Consolidation
Purpose of loan: To pay off a credit card with high interest rate.

My financial situation: My financial situation is excellent.

Monthly net income: $ 7730.00

Monthly expenses: $ 6259.00
??Housing: $ 1969.00
??Insurance: $ 148.00
??Car expenses: $ 400.00
??Utilities: $308.00
??Phone, cable, internet: $ 144.00
??Food, entertainment: $ 1000.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $ 1600.00
??Other expenses: $ 300.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447271
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	22.69%	Starting borrower rate/APR:	23.69% / 25.98%	Starting monthly payment:	$195.35

Auction yield range:	8.05% - 22.69%	Estimated loss impact:	8.54%
Lender servicing fee:	1.00%	Estimated return:	14.15%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1983	Debt/Income ratio:	16%
Basic (1-10):	8	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	16 / 12	Length of status:	16y 11m
Credit score:	720-739 (Feb-2010)	Total credit lines:	31	Occupation:	Retail Management
Now delinquent:	0	Revolving credit balance:	$206	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	2
Screen name:	bountiful-interest2	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
buying a car for the college son
Purpose of loan:
This loan will be used to purchase a car for my wife so that we can hand down her car to our son who needs to have a car to get back and forth to class from his off campus apartment.

My financial situation:
I am a good candidate for this loan because I have?stable income, very trustworthy, and do not live above my means.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447277
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.39%	Starting borrower rate/APR:	10.39% / 12.50%	Starting monthly payment:	$324.51

Auction yield range:	4.05% - 9.39%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1991	Debt/Income ratio:	35%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	25 / 22	Length of status:	0y 8m
Credit score:	700-719 (Feb-2010)	Total credit lines:	60	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$28,006	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	50%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	thoughtful-p2ploan1	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Trying to reduce my interest rate!
Purpose of loan:
This loan will be used to reduce the ridiculous interest rate on some debt I incurred several years back. 10% is alot better than 25%.

My financial situation:
I am a good candidate for this loan because? My payment history is great as I do pay my bills on time. I am in a good position to be able to raise my credit score by 50 to 70 points and put myself on track within a 24 month period to buy a home for what the mortgage industry needs for a home loan. I also need to put more money in savings in order to reach this goal. The best way that I feel I can do this is to reduce the interest rates on my existing credit card debt to pay this off and reduce some expenses.? Tackling the ridiculous interest rates? on these credit cards is the first task!

Monthly net income: $ 6700.00

Monthly expenses: $
??Housing: $ 1200.00
? Car Insurance: $ 100.00
??Car expenses: $ 484.00
??Utilities: $ 65.00
??Phone, cable, internet: $ 150.00
??Food, entertainment: $ 400.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $ 1200.00
??Other expenses: $ 200.00
? Savings: 200.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447281
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$904.72

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2000	Debt/Income ratio:	34%
Basic (1-10):	1	Inquiries last 6m:	14	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	8 / 8	Length of status:	5y 5m
Credit score:	700-719 (Feb-2010)	Total credit lines:	30	Occupation:	Teacher
Now delinquent:	0	Revolving credit balance:	$1,242	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	3%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	worldly-greenback7	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying of my husbands credit cards
Purpose of loan:
This loan will be used to pay off my husbands credit cards to improve his credit score so that we?can purchase a home.

My financial situation:
I am a good candidate for this loan because i am responsible at paying our bills and have learned?having?so much debt?is stopping our goals.?

Monthly net income: $ 4000

Monthly expenses: $
??Housing: $ 1100
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $ 0

??Food, entertainment: $ 500
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 175
??Other expenses: $

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447283
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,250.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	17.99%	Starting borrower rate/APR:	18.99% / 21.21%	Starting monthly payment:	$192.42

Auction yield range:	8.05% - 17.99%	Estimated loss impact:	6.92%
Lender servicing fee:	1.00%	Estimated return:	11.07%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1994	Debt/Income ratio:	24%
Basic (1-10):	9	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	8 / 8	Length of status:	8y 9m
Credit score:	680-699 (Feb-2010)	Total credit lines:	13	Occupation:	Scientist
Now delinquent:	0	Revolving credit balance:	$74,441	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	65%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	durability-drummer	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to pay off high interest credit cards.? I would like to get out from under the credit card companies that continue to raise rates.

My financial situation:
I am a good candidate for this loan because I have a good job and pay my bills on time.?I am putting most of my money towards reducing debt.? I recently completed payment on a bank issued personal loan.

Monthly net income: $ 4,200

Monthly expenses: $
??Housing: $ 900
??Insurance: $?95
??Car expenses: $?160
??Utilities: $ 150
??Phone, cable, internet: $?110
??Food, entertainment: $?350
??Clothing, household expenses $ 175
??Credit cards and other loans: $ 2100
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447287
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.39%	Starting borrower rate/APR:	9.39% / 11.49%	Starting monthly payment:	$159.91

Auction yield range:	4.05% - 8.39%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1999	Debt/Income ratio:	103%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 4	Length of status:	0y 5m
Credit score:	740-759 (Feb-2010)	Total credit lines:	15	Occupation:	Student - College G...
Now delinquent:	0	Revolving credit balance:	$11,521	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	33%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	finance-mammalian	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off high int. rate cc
When I graduated college I got a credit card to build my credit score and for emergencies. I was an idealistic kid who wanted to work in the nonprofit sector and my salary reflected this. I worked two jobs but still had a hard time making ends meet and I often used my credit card to pay for essentials. Slowly but surely the credit card balance crept up. After six years and two cross-country moves for work and school (which added to my debt) I knew it was time to get serious and pay these cards off. I currently never use my credit card but the balance just doesn't budge. Despite making more than the minimum payment, on time, every month I never seem to make any progress. Recently, my APR was arbitrarily raised to 18.9%! I think this is criminal because I have always made my payments on time and have an excellent credit score. Unfortunately for me, I am a credit card company's dream come true!

As you can imagine, this loan will be used to finally pay off my high interest credit card. i would much rather the interest that I am paying, go to a Prosper lender than a credit card company.

I am currently a graduate student at the Massachusetts Institute of Technology. In addition to classes, I have a part-time research position with a monthly salary. I also have scholarships and federal loans which pay for my tuition, living expenses, bills and incidentals.

I believe I am a good candidate for this loan because I will make my payments on time, every month. I am a hard-working person who is ready to be debt free! Well, except for my low-interest student loans which I am okay with! :)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447289
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.70%	Starting borrower rate/APR:	18.70% / 20.92%	Starting monthly payment:	$912.61

Auction yield range:	17.05% - 17.70%	Estimated loss impact:	18.98%
Lender servicing fee:	1.00%	Estimated return:	-1.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2001	Debt/Income ratio:	14%
Basic (1-10):	2	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 3	Length of status:	2y 9m
Credit score:	720-739 (Feb-2010)	Total credit lines:	7	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$803	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	32%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	currency-heaven	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
new kitchen
Purpose of loan:
i am tired of having to look at pea green cabinets in my kitchen?and?pulling everthing out of the cabinets just to find the one thing that was shoved all the way in the back

My financial situation:?? is not the best but? it is greatly improved due to hard work and a better sense of responsibility
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447301
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,999.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.13

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1996	Debt/Income ratio:	12%
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	12 / 8	Length of status:	6y 0m
Credit score:	680-699 (Feb-2010)	Total credit lines:	27	Occupation:	Skilled Labor
Now delinquent:	5	Revolving credit balance:	$2,553	Stated income:	$25,000-$49,999
Amount delinquent:	$2,107	Bankcard utilization:	29%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	5
Screen name:	lgeuther	Borrower's state:	Illinois	Borrower's group:	Debt Consolidators Unite!
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	36 ( 100% )	680-699 (Latest)
Principal borrowed:	$1,999.00	< mo. late:	0 ( 0% )	660-679 (Sep-2009) 660-679 (Aug-2009) 660-679 (May-2009) 540-559 (Jan-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	36
Description
putting new roof on house
Hello everyone,
This would be my second loan from prosper, the first one was paid on time and just finished. My credit score has improved by more than 100 points since my last loan. I have not been late on the first loan and I have not been late on any of my bills for over 5 years. I also have a very low debt to income ratio. I have also been promoted since my last loan and my income has increased. This loan will help put a new roof on our home. I am hoping that you all will believe in me a second time and help me out with a loan, I promise you will not regret it. Thanks again
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447313
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.39%	Starting borrower rate/APR:	27.39% / 30.67%	Starting monthly payment:	$49.24

Auction yield range:	11.05% - 26.39%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2008	Debt/Income ratio:	Not calculated
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	2 / 2	Length of status:	1y 7m
Credit score:	660-679 (Feb-2010)	Total credit lines:	3	Occupation:	Waiter/Waitress
Now delinquent:	0	Revolving credit balance:	$297	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	17%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	thrifty-deal1	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Upgrading Home
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447319
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$248.80

Auction yield range:	11.05% - 34.00%	Estimated loss impact:	10.87%
Lender servicing fee:	1.00%	Estimated return:	23.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-2001	Debt/Income ratio:	25%
Basic (1-10):	7	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	14 / 12	Length of status:	3y 0m
Credit score:	700-719 (Feb-2010)	Total credit lines:	19	Occupation:	Fireman
Now delinquent:	0	Revolving credit balance:	$26,473	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	48%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	MichaelD83	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	16 ( 100% )	700-719 (Latest)
Principal borrowed:	$7,450.00	< mo. late:	0 ( 0% )	640-659 (May-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
Credit Card Debt Consolidation
Purpose of loan:
This loan will be used to pay off credit card debt. The debt is from moving expenses (just bought a new home), previous living expenses, and travel.

My financial situation:
I first established credit in 2001, I have been late twice on a credit card payment (in 2003 and 2005 around the time I was moving) I've never had and never will have an account go into collections or any other delinquencies. I currently have a high debt to utilization ratio as well as many credit lines open which I believe hurts my credit score. I currently work full time for the fire department, I have been at my job for 3 years. Since my previous listing I have bought a home and been promoted to Firefighter/Paramedic at my job. I am currently grossing over $44,000 per year not including overtime or holiday pay. I currently live with my fiance (who is an Registered Nurse working full time who pays half the bills). I want this loan is because CitiCard decided to raise my interest rates to 30% on a card that carries a $6500 balance, I will be contributing the remaining funds to this account. I would really like to get Citi out of my life and pay the interest to individuals who work hard for their money and don't just raise interest rates when they are broke.... (I have never been late with any citi card, they closed my gas card on their own since I was saving money off them and they raised interest on this card since they are so broke...i will never do business with them AGAIN!)
Monthly net income: $ 3000.00 (Not Including Side Work)
Monthly Expenses (My Half): $ 2270.00
Housing: $ 575 (Mortgage/Taxes/Insurance)
??Insurance: $ 40 (Vision/Dental/Medical)
??Car expenses: $ 250 (Own Car/Insurance/Gas)
??Utilities: $ 115 (Gas/Electric/Water/Sewer)
??Phone, cable, internet: $ 170 (Cell Phone/TV/Internet)
??Food, entertainment: $ 550 (Dining and Grocery Expenses)
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 120/200 (Student Loans/Credit Cards)
??Other expenses: $ 50 (Misc)
Surplus: $730
I am listing at 30% to get as many interested parties as possible involved. Any questions please ask I will be happy to answer them. ?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447325
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1988	Debt/Income ratio:	Not calculated
Basic (1-10):	3	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	9 / 9	Length of status:	3y 9m
Credit score:	760-779 (Feb-2010)	Total credit lines:	27	Occupation:	Computer Programmer
Now delinquent:	1	Revolving credit balance:	$3,440	Stated income:	$50,000-$74,999
Amount delinquent:	$510	Bankcard utilization:	1%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	value-animal7	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying fof school
The purpose of this loan is to pay for training in software and web integration for my job. I will be reimbursed upon completion which should be within a couple of weeks. I am also gainfully employed so the loan will be paid back promptly.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447054
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$189.99

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1998	Debt/Income ratio:	25%
Basic (1-10):	4	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	7 / 2	Length of status:	3y 6m
Credit score:	660-679 (Feb-2010)	Total credit lines:	19	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$5,751	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	25
Screen name:	debtfree11	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
I can see the light!!
Purpose of loan:
This loan will be used to pay off a personal loan that has a high interest rate right now.?

My financial situation:
My wife and I have gained tremendous ground in the last couple years!? We can see the light at the end of the tunnel!!? We've been able to pay off credit cards, personal loans, and stay above water.? We got in this mess by making poor decisions early in our marriage....being immature, and wanting to have everything my parents had, without working for it.? We got in over our heads in credit card debt.? When our son was three he was diagnosed with autism, and that brought on medical bills, on top of the already mounding debt.? Since then, we have both taken on a second job, and are determined to get out of this mess the honest way.? Looking for the possibility of a better rate through Prosper, thanks for looking!!

Monthly net income: $ I bring home $2000 a month with my regular job/$300 a month with my second job.? My wife brings home $1500 a month with her job, and $200 a month with her second job? for a total of $4000 total monthly income

Monthly expenses: $
??Housing: $ $405 (includes taxes and insurance)
??Insurance: $ $250
??Car expenses: $ 360
??Utilities: $ 350
??Phone, cable, internet: $ 250
??Food, entertainment: $ 600
??Credit cards and other loans: $ $780 currently (which includes a pmt. of $155 that goes toward the loan to be paid)
??Other expenses: Tithes~$400
? $300 a month being put towards savings, (just started that this year)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447066
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	28.39%	Starting borrower rate/APR:	29.39% / 31.76%	Starting monthly payment:	$421.18

Auction yield range:	11.05% - 28.39%	Estimated loss impact:	10.71%
Lender servicing fee:	1.00%	Estimated return:	17.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1995	Debt/Income ratio:	34%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	15 / 15	Length of status:	6y 10m
Credit score:	680-699 (Feb-2010)	Total credit lines:	36	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$38,266	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	72%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	loot-photon	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off a tough 2009
Purpose of loan:
This loan will be used to? pay down debt that my wife and I accumulated this past year. Between furlough time at both jobs, a new baby and a new house things got a little out of hand in 2009.?

My financial situation:
I am a good candidate for this loan because? 2010 has already started off better for us. We both have stopped using credit cards and have already paid down some our debt, but we would like to use this loan to completely payoff high interest rate cards and regain our financial stability.

Monthly net income: $ 7000

Monthly expenses: $
??Housing: $ 1900
??Insurance: $ 300
??Car expenses: $ 600
??Utilities: $ 125
??Phone, cable, internet: $ 102
??Food, entertainment: $ 500
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447072
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	13.04%	Starting borrower rate/APR:	14.04% / 16.20%	Starting monthly payment:	$68.39

Auction yield range:	6.05% - 13.04%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1997	Debt/Income ratio:	36%
Basic (1-10):	8	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	13 / 9	Length of status:	6y 5m
Credit score:	760-779 (Feb-2010)	Total credit lines:	31	Occupation:	Fireman
Now delinquent:	0	Revolving credit balance:	$11,942	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	86%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	FireGoat	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Auto use loan
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447084
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	25.57%	Starting borrower rate/APR:	26.57% / 28.90%	Starting monthly payment:	$811.90

Auction yield range:	8.05% - 25.57%	Estimated loss impact:	9.11%
Lender servicing fee:	1.00%	Estimated return:	16.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1998	Debt/Income ratio:	Not calculated
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 8	Length of status:	0y 1m
Credit score:	780-799 (Feb-2010)	Total credit lines:	22	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$1,917	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	2%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	obedient-economy	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Needing a New Car
Purpose of loan:
This loan will be used to?? purchase a new car

My financial situation:
I am a good candidate for this loan because? I live with my parents rent free so I have no bills outside of car insurance for my currento auto
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447096
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-2004	Debt/Income ratio:	22%
Basic (1-10):	3	Inquiries last 6m:	7	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	8 / 8	Length of status:	7y 10m
Credit score:	640-659 (Feb-2010)	Total credit lines:	9	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$5,579	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	30%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	kind-sturdy-p2ploan	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need money for tuition please
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447120
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$1,130.90

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1987	Debt/Income ratio:	74%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	14 / 9	Length of status:	23y 7m
Credit score:	740-759 (Feb-2010)	Total credit lines:	41	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$50,738	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	87%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	euro-arch7	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying High Interest Credit Cards
Purpose of loan:
This loan will be used to? Pay off my credit cards that jumped from 9.97 % to 24.99 and 29.99 % last year after I was in the hospital with viral meningitis and was late making payments. The biggest offender, Chase Bank, would hear no explanations or requests for an exception.

My financial situation:
I am a good candidate for this loan because? I can pay my bills at a reasonable interest rate, just not at usuary rates.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447132
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$16,789.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	9.51%	Starting borrower rate/APR:	10.51% / 10.86%	Starting monthly payment:	$545.76

Auction yield range:	3.05% - 9.51%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	8.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1995	Debt/Income ratio:	7%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	10 / 10	Length of status:	0y 7m
Credit score:	800-819 (Feb-2010)	Total credit lines:	26	Occupation:	Computer Programmer
Now delinquent:	2	Revolving credit balance:	$2,116	Stated income:	$100,000+
Amount delinquent:	$1,100	Bankcard utilization:	2%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	mk408	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	28 ( 100% )	800-819 (Latest)
Principal borrowed:	$8,989.00	< mo. late:	0 ( 0% )	780-799 (Aug-2009) 780-799 (Jul-2009) 800-819 (Apr-2008) 800-819 (Sep-2007)
Principal balance:	$1,643.35	1+ mo. late:	0 ( 0% )
Total payments billed:	28
Description
Home improvements and investments
Time to spin the prosper wheel for a lower rate.

The two delinquencies are bogus and disputed, as my low DTI and, high income, and otherwise spotless record indicate.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447138
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.39%	Starting borrower rate/APR:	9.39% / 11.49%	Starting monthly payment:	$159.91

Auction yield range:	4.05% - 8.39%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1988	Debt/Income ratio:	Not calculated
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Not employed
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	0y 2m
Credit score:	760-779 (Feb-2010)	Total credit lines:	15	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$4,016
Amount delinquent:	$0	Bankcard utilization:	11%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	greenback-statesperson	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Reducing Credit Card Debt
Purpose of loan:
This loan will be used to reduce my credit card debt and to provide a cushion in this economy. I recently was laid off and unemployment will only provide so much. I plan to save a portion of the loan so that I can repay it for a least four months while I look for?new employment.
My financial situation:
I am a good candidate for this loan because I take responsibility for my actions. I feel that the best way is to consolidate into an easy low payment to help me through a lower income period.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447150
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.10%	Starting borrower rate/APR:	18.10% / 20.31%	Starting monthly payment:	$362.03

Auction yield range:	17.05% - 17.10%	Estimated loss impact:	18.94%
Lender servicing fee:	1.00%	Estimated return:	-1.84%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1996	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	3	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	13 / 12	Length of status:	11y 1m
Credit score:	720-739 (Feb-2010)	Total credit lines:	28	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$36,821	Stated income:	$100,000+
Amount delinquent:	$496	Bankcard utilization:	68%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	natural-bazaar	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Expanding Acupuncture Practice
Purpose of loan:
This loan will be used to? provide a landlord security deposit and new supplies as I expand my already successful acupuncture practice.? I have hired a new associate and have been growing at a steady pace (even through this tough economy).

My financial situation:
I am a good candidate for this loan because? I have a proven track record of success in this endeavor and need the loan to grow even further.? My husband was laid off last April 2009?and just found a new position but we have used all of our savings to manage the household.? Under normal circumstances I would have had this money in savings.? Now that we are on better footing, I can expand my practice and continue to grow my business.? And, I never pay bills late and always honor my obligations!? My credit?score is 670's ?due to the higher than normal credit card balances because all the credit card companies cut my limits in half during the "bailout".??There is only ONE derogatory on my credit due to a cell phone bill that is incorrect?(from 2004).? I have filed a formal complaint with the FCC.?Every other (over 30 accounts) I have NEVER paid late- not even ONCE!!!?I could probably approach the bank for a loan but would find horrible rates if they gave me a loan at all!!!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447212
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	14.05% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1996	Debt/Income ratio:	26%
Basic (1-10):	6	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	28 / 26	Length of status:	5y 1m
Credit score:	660-679 (Feb-2010)	Total credit lines:	34	Occupation:	Nurse (RN)
Now delinquent:	0	Revolving credit balance:	$11,471	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	75%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	best-order-hornet	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need some luxury & want to pay debt
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447218
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	31.33%	Starting borrower rate/APR:	32.33% / 34.74%	Starting monthly payment:	$1,093.44

Auction yield range:	11.05% - 31.33%	Estimated loss impact:	10.79%
Lender servicing fee:	1.00%	Estimated return:	20.54%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1994	Debt/Income ratio:	48%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	13 / 13	Length of status:	11y 9m
Credit score:	740-759 (Feb-2010)	Total credit lines:	25	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$30,331	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	34%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	bazaar-investor0	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit card debt
Purpose of loan:
This loan will be used to pay credit card debt.

My financial situation:
Opened multiple credit cards when youonger (and quite frankly...dumber). Would like to pay off and close all but a couple of cards. I am a good candidate for this loan because I have a very stable work history, a proven ability to pay my bills on time, and have worked my way from having a very poor credit rating to now having good (to excellent depending on the reporting agency)?credit, as my understanding of how credit works has increased over the years.

Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447224
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,100.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$95.00

Auction yield range:	11.05% - 34.00%	Estimated loss impact:	10.87%
Lender servicing fee:	1.00%	Estimated return:	23.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1997	Debt/Income ratio:	14%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	16 / 14	Length of status:	26y 11m
Credit score:	680-699 (Feb-2010)	Total credit lines:	46	Occupation:	Skilled Labor
Now delinquent:	1	Revolving credit balance:	$3,059	Stated income:	$25,000-$49,999
Amount delinquent:	$6,937	Bankcard utilization:	15%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	10
Screen name:	Helpme15	Borrower's state:	Mississippi	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my debt
Purpose of loan:
This loan will be used to?pay off my debt.?Due to the economy I had to take a huge pay cut in order to keep my job and this loan will?be a big help. The $4000 deliquentt?came from letting my mortgage fall behind so?I could modify it, but everything you see?on?my monthly expenses is current and I am not behind on anything?I am working with the?3 credit agencies to clear up the things on my credit that is not accurate thanks for bidding.?

My financial situation:
I am a good candidate for this loan because? I pay all of my bills I am?just having a hard time now due to the economy that is why?I need to get this loan so I can pay a few things off and start the New year off in control of my debt. Thanks for bidding

Monthly net income: $ 2000 Take home?

Monthly expenses: $?
??Housing: $ 655
??Insurance: $100?
? Car expenses: $100 a month for gas?
??Utilities: $?220
??Phone, cable, internet: $?85
??Food, entertainment: $?150?just food (not?Entertainment)
??Clothing, household expenses $0 don't buy clothes and household expenses on a monthly basis?
??Credit cards and other loans: $450
??Other expenses: $0
Total=$1760 I will have $240 dollars extra every month to pay this loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447226
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	23.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$278.32

Auction yield range:	17.05% - 23.00%	Estimated loss impact:	26.32%
Lender servicing fee:	1.00%	Estimated return:	-3.32%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1984	Debt/Income ratio:	80%
Basic (1-10):	3	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	3	Current / open credit lines:	3 / 4	Length of status:	0y 11m
Credit score:	660-679 (Feb-2010)	Total credit lines:	14	Occupation:	Clerical
Now delinquent:	2	Revolving credit balance:	$1,836	Stated income:	$1-$24,999
Amount delinquent:	$9,940	Bankcard utilization:	46%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	12
Screen name:	piledriver8	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Attorney Fees
Purpose of loan:
This loan will be used to? Pay attorney fees in London.
have a $1.5 million check - waiting from a Private Investor
for my Granite Stone Quarry Project. I am a Civil Engineer.
I am from India. Very honest person. Buying - a closed quarry
50 acres-- will have excellent cash flow.

My financial situation:
I am a good candidate for this loan because? The Business has very good cash flow - Have buyer for all the stones we produce.
Have been laid off.? I have Masters in Civil engineering. Dont want work for some one --? this is best for me. I am from India. Have
American partner with 20 years experience -operating quarries.

I will draw $5000 per month salary first six months and then will have $15,000 per month - salary + profit distribution.

?Have a Business Plan

Monthly net income: $ 2,600

Monthly expenses: $
??Housing: $?? 1200
??Insurance: $ 150
??Car expenses: $ 100?
??Utilities: $ 250
??Phone, cable, internet: $ 100
??Food, entertainment: $ 150
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $ 100

? Income will be $5000? first six months and then $15,000? per month
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447232
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	13.00%	Starting borrower rate/APR:	14.00% / 16.16%	Starting monthly payment:	$273.42

Auction yield range:	11.05% - 13.00%	Estimated loss impact:	10.28%
Lender servicing fee:	1.00%	Estimated return:	2.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-2001	Debt/Income ratio:	12%
Basic (1-10):	7	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	11 / 8	Length of status:	3y 7m
Credit score:	720-739 (Feb-2010)	Total credit lines:	20	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$12,870	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	22%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	taco289	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for Masters Tuition
Purpose of loan:Tuition for college
This loan will be used to pay for my tuition. I am currently enrolled and have 3 more semesters to go.

My financial situation:I am financially very stable, i have a pretty decent savings account. I finished my undergrad in 2006 and got a full time accounting job right away. I am currently the accounting manager at a very well known company and having my masters degree will get me further up the chain.
I am a good candidate for this loan because i have good credit score. i have never made a late credit card payment. i plan to use the loan for tuition and will probably pay back before the loan matures.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447238
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,750.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$79.16

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1981	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	2	Inquiries last 6m:	6	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	13 / 12	Length of status:	1y 4m
Credit score:	680-699 (Jan-2010)	Total credit lines:	26	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$10,722	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	83%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	listing-karate	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying down my credit cards
Purpose of loan: Paydown credit cards and also help a little in marketing my home business
This loan will be used to?

My financial situation:
I am a good candidate for this loan because? with one or two exceptions I Pay my bills on time

Monthly net income: $ 3000

Monthly expenses: $ 1100
??Housing: $?561
??Insurance: $
??Car expenses: $ 40
??Utilities: $
??Phone, cable, internet: $ 30
??Food, entertainment: $ 100
??Clothing, household expenses $ 25
??Credit cards and other loans: $ 350
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447242
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.39%	Starting borrower rate/APR:	27.39% / 29.73%	Starting monthly payment:	$164.14

Auction yield range:	11.05% - 26.39%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1991	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	9 / 9	Length of status:	8y 1m
Credit score:	680-699 (Feb-2010)	Total credit lines:	21	Occupation:	Construction
Now delinquent:	0	Revolving credit balance:	$4,934	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	64%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	2
Screen name:	Tod	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
consolidating debt
Purpose of loan:
This loan will be used to consolidate my debt and lower my monthly payments. I would also rather pay interest to individuals rather than the banks.

My financial situation:
I am a good candidate for this loan because I have multiple streams of income to repay it with and I am motivated to establish a good payment history with the Prosper community.

Monthly net income: $ 4175

Monthly expenses: $
??Housing: $ 850
??Insurance: $ 61
??Car expenses: $ 210 no car payment
??Utilities: $ 125
??Phone, cable, internet: $ 80
??Food, entertainment: $ 350
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 200
??Other expenses: $ 1034 rental mortgages $144 taxes and insurance
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447262
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,850.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	13.04%	Starting borrower rate/APR:	14.04% / 16.20%	Starting monthly payment:	$63.26

Auction yield range:	6.05% - 13.04%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1977	Debt/Income ratio:	92%
Basic (1-10):	8	Inquiries last 6m:	3	Employment status:	Part-time employee
Enhanced (1-5):	2	Current / open credit lines:	4 / 3	Length of status:	4y 10m
Credit score:	720-739 (Jan-2010)	Total credit lines:	22	Occupation:	Nurse (RN)
Now delinquent:	0	Revolving credit balance:	$24,029	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	76%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	coin-encore	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need a Work-at-Home Job
As a Registered Nurse, I worked for over 20 years in a hospital.? My income was very good.? I now live with my widowed, elderly father, and only work on an on-call basis (not much income, no more health insurance).? My dad actually does very well, considering all the health problems he has had, but is not able to stay by himself.? I take care of all the household chores, take him to appointments, etc.? I have been looking for an at-home position or opportunity, so that I can stay home with my dad, without having to worry about finances.? This loan would go towards business start-up costs, and also pay off some small medical expenses.? Thank you for your time and consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447268
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	14.05% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1989	Debt/Income ratio:	22%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 5	Length of status:	1y 9m
Credit score:	600-619 (Feb-2010)	Total credit lines:	26	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$6,569	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	79%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	myprosp	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 72% )	600-619 (Latest)
Principal borrowed:	$7,500.00	< mo. late:	5 ( 28% )	620-639 (Aug-2008)
Principal balance:	$4,344.89	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
paying high interest credit cards
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because i have stable job.
Monthly net income: $ 6666.66

Monthly expenses: $
??Housing: $ 1025????
??Insurance: $ 150
??Car expenses: $
??Utilities: $ 200
??Phone, cable, internet: $ 300
??Food, entertainment: $ 150
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 700
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447274
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.07%	Starting borrower rate/APR:	21.07% / 23.32%	Starting monthly payment:	$226.27

Auction yield range:	8.05% - 20.07%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.10%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1969	Debt/Income ratio:	23%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	11 / 11	Length of status:	34y 7m
Credit score:	680-699 (Jan-2010)	Total credit lines:	22	Occupation:	Attorney
Now delinquent:	0	Revolving credit balance:	$23,523	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	90%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	BobSpellman	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 100% )	680-699 (Latest)
Principal borrowed:	$15,000.00	< mo. late:	0 ( 0% )	680-699 (Dec-2007)
Principal balance:	$5,392.21	1+ mo. late:	0 ( 0% )
Total payments billed:	25
Description
helping victims of housing fraud
Purpose of loan:
This loan will be used to? Pay for the initial costs to represent victims of housing and mortgage fraud- Assisting these people in keeping their homes and avoiding foreclosure.

My financial situation:
I am a good candidate for this loan because I have been a practicing attorney for over 35 years and this provides me with an opportunity to help a number of people who otherwise would lose their homes????????

Monthly net income: $ 10,000..00

Monthly expenses: $?TOTAL--3850.00
??Housing: $ 1,800.00
??Insurance: $ 200.00
??Car expenses: $ 350.00
??Utilities: $ 200.00
??Phone, cable, internet: $ 150.00
??Food, entertainment: $ 250.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $?700.00????
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447280
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	21.05%	Starting borrower rate/APR:	22.05% / 24.31%	Starting monthly payment:	$191.08

Auction yield range:	11.05% - 21.05%	Estimated loss impact:	10.51%
Lender servicing fee:	1.00%	Estimated return:	10.54%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2007	Debt/Income ratio:	4%
Basic (1-10):	7	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	4 / 2	Length of status:	3y 0m
Credit score:	720-739 (Feb-2010)	Total credit lines:	5	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$635	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	6%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	feelthankful	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	2 ( 100% )	720-739 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	680-699 (Sep-2009)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	2
Description
startup online/offline business
Purpose of loan:

I always think of ways to make money. Since last year I have tried different online business, purchased a couple domains, set up various sites, subscribed different affiliate programs, and tried SEO tools. I did make some money from them, but not much. Finally I agree that I might not be able to gain enough traffic from those sites to make good money, and a better way for me to make money might be doing offline business while utilizing online tools and knowledge I have.

I have an idea on providing domestic business services to foreign investors (real estate related, and/or immigration related). The business may provide services to foreign students and other people as well. To start up the business, I need to raise some money to cover expenses in next few months, mainly for office-related expenses. I do have some other ideas on various businesses, however for now I just want to focus on this one only. I will start it as a part-time business first to see if it's really profitable.

I got a loan of $6000 from Prosper a couple months ago for bumping up my credit score, paid it off within 3 month (with helps from my family), and got my credit score increased from 696 to 737.

I have a stable job with a stable income. I have been working for the same company for last three years, and always expect to have my own business some day in the future :)

Thanks for your help. I do appreciate it.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447292
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,400.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	33.50%	Starting borrower rate/APR:	34.50% / 36.95%	Starting monthly payment:	$152.84

Auction yield range:	11.05% - 33.50%	Estimated loss impact:	10.85%
Lender servicing fee:	1.00%	Estimated return:	22.65%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1994	Debt/Income ratio:	17%
Basic (1-10):	7	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	7 / 7	Length of status:	3y 9m
Credit score:	660-679 (Jan-2010)	Total credit lines:	48	Occupation:	Nurse (LPN)
Now delinquent:	1	Revolving credit balance:	$1,454	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	51%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	44
Screen name:	p2p-processor	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off my credit cards
Purpose of loan:
This loan will be used to?consolidate my credit cards and payday loan.?

My financial situation:
I am a good candidate for this loan because? I pay my bills on time and I strive to have good credit again.?Back in 2005 I filed bankrupcty.? I had a several rental units at the time that I sacrificed time, money and hard work to aquire. My rentals were a success.? My husband and I chose to buy a pizza franchise that did not do so well.? We were forced into bankrupcty losing everything.?The rentals were used as collateral to purchase the pizza franchise.??Since then I have been working on restoring my credit. I am a nurse employed?fulltime?at a nursing facility for over 3.5 years.? I am currently enrolled with Rue education furthering my education as a nurse.??I am setting new goals for my savings with part of which I plan to buy a new house, in approx. one year.? I am requesting a loan from you to help me consolidate my debt into one payment.??I do have a payday loan at this time?and the interest rate is ridiculously high.??With one loan to consolidate my debt I will save?the money that will?enable me to reach my goals.?My living expenses are very affordable and?this requested loan?will fit well in my budget helping me to get out of credit card debt sooner.? Please email me with any questions?and please consider.? Thank you.??????

Monthly net income: $ 2400.00
Monthly expenses: $
??Housing: $ 190.00 (my portion of rent)
??Insurance: $ 60.00 car
??Car expenses: $ 418.00
??Utilities: $ 110.00?
??Phone, cable, internet: $ 45.00
??Food, entertainment: $ 450.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 58.00 credit card, 38.00 credit card, 33.00 credit card, 30.00 credit card, 150.00 payday loan every 2 weeks.
??Other expenses: $ 150.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447298
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1995	Debt/Income ratio:	2%
Basic (1-10):	5	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	0 / 0	Length of status:	1y 0m
Credit score:	640-659 (Feb-2010)	Total credit lines:	6	Occupation:	Nurse's Aide
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	7
Screen name:	methodical-transparency3	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
secure borrower needs some help
Purpose of loan:
This loan will be used to?I recently have had car problems for my main vehicle. I work with elderly people in their homes and am very dependable. I do not want to loss my job due to no car. It is a 2004 Ford Freestar with transmission problems. I have $500 to go with the $1000.00 for the repair. My husband does work but was recently laid off. We have 3 children. One has special needs (Down Syndrome). We do own our home and keep our bills paid up. I would definetly make this a priority to pay back.

My financial situation:
I am a good candidate for this loan because? I do make my bills on time. My husband starts a new job next week in the machine tool business. Years ago I had a dispute with a credit card company about some charges that were not mine and they put it on my credit report. We did come to an agreement but it lowers my credit score. I always want to pay my bills on time and take pride in that.

Monthly net income: $ 2600.00

Monthly expenses: $
??Housing: $ 0 no house payment due to an inheritance
??Insurance: $ 100
??Car expenses: $ 119
??Utilities: $ 150
??Phone, cable, internet: $ 50
??Food, entertainment: $ 200
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 133
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447310
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.39%	Starting borrower rate/APR:	27.39% / 29.73%	Starting monthly payment:	$184.66

Auction yield range:	11.05% - 26.39%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-2002	Debt/Income ratio:	17%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 4	Length of status:	1y 1m
Credit score:	640-659 (Feb-2010)	Total credit lines:	11	Occupation:	Administrative Assi...
Now delinquent:	1	Revolving credit balance:	$348	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	31%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	7
Screen name:	wise-dedicated-coin	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating Debt
Purpose of loan: This loan will be used to consolidate current debt that I have on a couple credit cards and some student loans.

My financial situation: I am a good candidate for this loan because?for the next year I do not have a housing payment (including utilities) and after that my housing payment will only be $350. I have a newer car, which?is paid off so I don't anticipate needing to make any large purchases for the foreseeable future. The debt that I am consolidating?is from 3 closed accounts, which I am?making payments on.?

About a year and a half ago I was laid off from my job for 4 months and because of that,?I had some problems paying my credit card bills, especially?since paying for health insurance was a huge portion of what I was bringing in from unemployment.?Since being re-employed 14 months ago, especially since I now work at a bank, I have learned a lot about credit scores, how they work, and what?affects a credit score. I have also been making all payments on time and much higher than the minimum due. I would like to continue that,?but I would like to explore other opportunities for lower interest rates, which is my goal on Prosper.com. While I know that my Maximum Interest Rate is lower than what most financial insitutions would give me if I applied for a traditional loan, I am looking for this loan to consolidate already closed accounts which I am paying higher interest rates on. My ultimate goal is to consolidate these accounts and make one lower-interest payment each month. I appreciate you considering me as a potential loan candidate!

Monthly net income: $1750 (after insurance and taxes).

Monthly expenses:?
Housing: $0 - This will be the case for at least the next 12 months as I am living with my parents who do not charge me rent, utilities or food.???
Insurance: $40 - Car insurance.??
Car expenses: $0?-?I recently paid in full?for a car from my parents. It is?in great condition?and I don't anticipate any major maintenance needed in the foreseeable future.??
Utilities: $0???
Phone, cable, internet: $56.00???
Food, entertainment: $200.00 my goal is to stay under this amount per month, but this is what I have budgeted.??
Clothing, household expenses: $???
Credit cards and other loans: $approx 260.00 in current minimum payments - these are the items I will be using the debt consolidation loan for.??
Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447316
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	22.94%	Starting borrower rate/APR:	23.94% / 26.23%	Starting monthly payment:	$784.03

Auction yield range:	8.05% - 22.94%	Estimated loss impact:	7.54%
Lender servicing fee:	1.00%	Estimated return:	15.40%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1988	Debt/Income ratio:	39%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	14 / 12	Length of status:	3y 8m
Credit score:	760-779 (Feb-2010)	Total credit lines:	24	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$6,372	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	14%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	3
Screen name:	wise-truthasaurus-rex	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help my wife & I start a business
Purpose of loan:
This loan will be used to help my wife & I start a DVD rental machine business.

My financial situation:
I am a good candidate for this loan because I have a full time job working for a private college. The loan repayment is not dependent on the success of the business. My salary can cover it. We will have no problem making payments on time. My wife is working on her MBA and will run the business full time. We have done our due diligence and will respond to questions as quickly as possible.

Thank you for considering our loan request.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 447328
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	9.49%	Starting borrower rate/APR:	10.49% / 10.84%	Starting monthly payment:	$812.44

Auction yield range:	3.05% - 9.49%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	7.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1982	Debt/Income ratio:	30%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	11 / 10	Length of status:	13y 10m
Credit score:	860-879 (Feb-2010)	Total credit lines:	34	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$10,398	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	13%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	blooming-transaction144	Borrower's state:	NewHampshire	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Inprovement
Purpose of loan:
This loan will be used to install a new roof and replace 7 skylights in my home.? In addition, I will be paying off existing?credit cards?that?were used to finance this semesters college tuition for my 2 daughters.

My financial situation:
I am a good candidate for this loan because my wife just returned to work and providing household income that has been missing for most of last year.? In additon, I have one child graduating this spring and college bills will be cut in half.
Information in the Description is not verified.